Exhibit 99.1

PokerTek Announces Second Quarter 2009 Financial Results

MATTHEWS, NC – August 10, 2009—PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the second quarter and year-to-date period ended June 30, 2009.

Second Quarter Highlights (comparisons to second quarter 2008)
•	Total revenues decreased 60% to $1.5 million primarily on lower hardware sales
•	Recurring license fee revenues increased to 79% of total revenues from 37%
•	Operating expenses declined 35% to $2.1 million
•	Loss per share improved by 17% to $0.15
•	Net loss improved 16% to $1.6 million
•	Cash used in operating activities improved 57% to $1.3 million
•	EBITDAS improved 20% to $(0.7) million
•	PokerPro table count increased 15% with 272 tables sold or leased worldwide
•	New installations at Oaklawn Gaming and Racing in Arkansas, Mountain View Casino in Nevada, and Isle of Capri Rhythm City in Iowa
•	Additional tables placed at Black Oak Casino in California and Harrah’s Cherokee in North Carolina

Management Comments
“Our bottom line results and operating cash flow improved as we continued to streamline the business and reduce overhead,” said Mark Roberson, PokerTek’s Acting Chief Executive and Chief Financial Officer.  “Our revenues reflect lower international PokerPro hardware sales and lower sales to the traditional coin-op distribution channel.”

“While economic conditions continue to present challenges, we are excited about the growth potential for both PokerPro and Heads-Up Challenge.  For PokerPro, new markets are opening up that are ideal for our product and present significant growth potential.  For Heads-Up Challenge, we recently changed the distribution model from a traditional distributor-sale model to an operator-direct business model with long-term recurring revenue. Our streamlining efforts also reduced operating expenses for the seventh quarter in a row, providing a solid foundation for growth.”

Revenues
Total revenue for the second quarter of 2009 was $1.5 million, a decrease of 60% from the second quarter of 2008 and $3.7 million for the first half of 2009, a decrease of 48% from the first half of 2008.  The decline in revenue was primarily attributable to lower product sales with a reduction in PokerPro systems sold to Aristocrat and lower sales of Heads-Up Challenge into the amusement market.

Revenue from recurring licensing and servicing fees totaled $1.2 million for the second quarter, a decrease of $0.2 million or 15%, from the second quarter of 2008.  For the first half of 2009, recurring license and service fees totaled $2.6 million, a decrease of $0.3 million or 12% from the first half of 2008.

Product sales totaled $0.3 million for the second quarter, a decrease of $2.1 million or 87% from the second quarter of 2008. For the first half of 2009, product sales totaled $1.1 million, a decrease of $3.0 million or 74% from the first half of 2008.

Sales of Heads-Up Challenge contributed $0.3 million for the second quarter, down from $1.4 million in the second quarter of 2008.  Demand from our customers for the Heads-Up-Challenge product through traditional distribution was impacted by weak economic conditions.  We also began transitioning to a new distribution model, selling direct to operators on a recurring revenue basis. This transition is expected to result in lower upfront product sales and result in a longer-term recurring revenue stream.

We sold no new PokerPro systems to Aristocrat during the second quarter or first half of 2009.  During the second quarter and first half of 2008, sales to Aristocrat accounted for $1.0 million and $1.6 million, respectively.   During 2008, Aristocrat purchased hardware for deployment in several Eastern European markets which have been impacted by the economic slowdown.  As a result, Aristocrat has experienced a decline in new placements and an increase in product returns, significantly increasing their inventory position. As a result, we do not expect significant product demand from Aristocrat in the near term.

Direct Cost of Revenue
Direct cost of revenue for the second quarter of 2009 was $0.9 million, a decrease of 61% from the comparable period of 2008. For the first half of 2009, direct cost of revenue was $2.2 million, a decrease of 47% from the comparable period of 2008. As a percent of total revenue, direct cost of revenue was 62% of revenue for both the second quarter of 2009 and 2008, and 61% for the first half of 2009 as compared to 59% for the first half of 2008.

The decline in direct costs is directly attributable to the lower unit product sales of both PokerPro and Heads-Up Challenge, partially offset by higher depreciation of leased PokerPro products.

Operating Expenses
Operating expenses were $2.1 million for the second quarter of 2009, a decrease of $1.1 million, or 35% from the second quarter of 2008.  For the first half of 2009, operating expense was $4.6 million, a decrease of $2.2 million or 32% from the comparable period of 2008.

The decline in operating expenses is primarily attributable to cost reduction initiatives.  In addition, non-cash stock compensation expenses declined due to increased forfeitures.

Operating Results
Net loss per common share was $0.15 for the second quarter, an improvement of 17% from $0.18 for the second quarter 2008. Net loss was $1.6 million for the second quarter of 2009, an improvement of 16% from $2.0 million for the second quarter of 2008.  For the first half of 2009, net loss per common share was $0.31, an improvement of 16% from $0.37 for the second quarter of 2008. Net loss was $3.5 million for the first half of 2009, an improvement of 16% from $4.1 million for the first half of 2008.

EBITDAS, a non-GAAP financial measure, was $(0.7) million for the second quarter, an improvement of 20% from $(0.8) million for the second quarter of 2008. For the first half of 2009, EBITDAS was $(1.3) million, an improvement of 36% from $(2.1) million for the first half of 2008.

Conference Call
PokerTek will host a conference call to discuss its second quarter results on Monday, August 10, 2009 at 5:00 p.m. EDT. Interested parties may listen to and participate in the conference call by dialing (888) 713-4209 (U.S./Canada) or (617) 213-4863 (Other) and entering passcode 62126108. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors,” as well as at www.earnings.com and www.streetevents.com.  For those unable to participate in the live call, an archived replay will be made available for one year on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately 24 hours by dialing (888) 286-8010 (U.S./Canada) or (617) 801-6888 (Other) and entering passcode 83365534.

Use of Non-GAAP Measures
PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used.   In addition to adjusting net loss to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges and share-based compensation expense.   EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally by PokerTek’s management and by its lenders in planning and evaluating the company’s operating performance.  Accordingly, management believes that disclosure of this metric offers investors, lenders and other stakeholders with an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance.  A reconciliation of GAAP net loss to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.
PokerTek, Inc. (NASDAQ:PTEK), headquartered in Matthews, NC, develops and markets products for the casino and amusement industries.  PokerTek developed PokerPro® automated poker tables and related software applications to increase casino revenue, reduce expenses, and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free.  Heads-Up Challenge™ is a two-player table that allows bar and restaurant patrons to compete head-to-head in various games for amusement purposes. Heads-Up Challenge increases earnings for game operators and provides patrons unique and challenging on-site entertainment.  Both products are installed worldwide.

For more information, please visit the Company's website at www.pokertek.com or contact Mark Roberson, the Company’s Acting Chief Executive Officer and Chief Financial Officer, at 704.849.0860 x101.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers, the expected adoption of the Heads-Up Challenge product by bars, restaurants and other customers, and the expected acceptance of the PokerPro systems and Heads-Up Challenge product by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
License and service fees	$1,205,253	$1,420,263	$2,593,154	$2,941,939
Product sales	313,779	2,419,827	1,061,746	4,099,647
Total revenue	1,519,032	3,840,090	3,654,900	7,041,586

Direct cost of revenue:
Depreciation of PokerPro systems	672,168	658,583	1,338,408	1,226,578
Cost of product sales	265,140	1,724,940	878,438	2,953,873
Total direct cost of revenue	937,308	2,383,523	2,216,846	4,180,451

Operating Expenses:
Selling, general and administrative	1,631,256	2,303,225	3,488,513	4,698,341
Research and development	295,495	666,228	655,321	1,532,568
Share-based compensation expense	111,131	227,804	369,377	523,632
Depreciation	66,290	50,522	130,548	99,985
Total operating expenses	2,104,172	3,247,779	4,643,759	6,854,526

Operating loss	(1,522,448)	(1,791,212)	(3,205,705)	(3,993,391)

Interest income (expense), net	(96,564)	(39,357)	(181,271)	26,498

Net loss before income taxes	(1,619,012)	(1,830,569)	(3,386,976)	(3,966,893)

Income tax provision	(21,421)	(123,473)	(63,970)	(123,473)

Net loss	$(1,640,433)	$(1,954,042)	$(3,450,946)	$(4,090,366)

Net loss per common share - basic and diluted	$(0.15)	$(0.18)	$(0.31)	$(0.37)

Weighted average common shares outstanding - basic and diluted	11,021,429	10,934,464	11,021,429	10,934,464

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

Assets	June 30, 2009 (unaudited)	December 31, 2008
Current assets:
Cash and cash equivalents	$1,131,204	$1,481,530
Investments	-	3,900,000
Accounts receivable, net	844,041	1,600,464
Inventory	2,957,221	3,547,099
Prepaid expenses and other assets	146,193	213,222
Total current assets	5,078,659	10,742,315

Other assets:
PokerPro systems, net	2,790,721	3,821,376
Property and equipment, net	518,673	599,772
Other assets	480,349	542,214

Total assets	$8,868,402	$15,705,677

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$935,955	$1,590,681
Accrued liabilities	829,280	1,053,230
Long-term debt, current portion	2,025,044	2,889,261
Total current liabilities	3,790,279	5,533,172

Long-term debt	25,821	2,038,635

Total liabilities	3,816,100	7,571,807

Commitments and contingencies

Shareholders' equity:
Preferred stock, no par value per share; authorized 5,000,000, none issued and outstanding	-	-
Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 11,021,429 shares at June 30, 2009 and December 31, 2008	-	-
Additional paid-in capital	42,828,711	42,459,333
Accumulated deficit	(37,776,409)	(34,325,463)
Total shareholders' equity	5,052,302	8,133,870

Total liabilities and shareholders' equity	$8,868,402	$15,705,677

 POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(3,450,946)	$(4,090,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,468,956	1,326,563
Share-based compensation expense	369,377	523,632
Provision for accounts and other receivables	26,705	-
Changes in assets and liabilities:
Accounts and other receivables	729,718	(1,053,519)
Prepaid expenses and other assets	128,895	36,790
Inventory	589,878	(187,976)
PokerPro systems	(307,753)	(549,493)
Accounts payable and accrued expenses	(878,676)	948,597
Net cash used in operating activities	(1,323,846)	(3,045,772)
Cash flows from investing activities:
Purchases of property and equipment	(49,449)	(63,481)
Sale of investments	3,900,000	2,050,000
Net cash provided by investing activities	3,850,551	1,986,519
Cash flows from financing activities:
Proceeds from long-term debt	-	2,000,000
Proceeds from short-term debt	-	1,000,000
Repayments of short-term debt	(2,865,357)	-
Repayments of capital lease	(11,674)	(1,548)
Net cash provided by (used in) financing activities	(2,877,031)	2,998,452
Net increase (decrease) in cash and cash equivalents	(350,326)	1,939,199
Cash and cash equivalents, beginning of year	1,481,530	1,229,980
Cash and cash equivalents, end of period	$1,131,204	$3,169,179

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net loss, as reported	$(1,640,433)	$(1,954,042)	$(3,450,946)	$(4,090,366)
Interest expense (income), net	96,564	39,357	181,271	(26,498)
Income tax provision	21,421	123,473	63,970	123,473
Other taxes	2,498	15,065	21,865	40,065
Depreciation	738,458	709,105	1,468,956	1,326,563
Share-based compensation expense	111,131	227,804	369,377	523,632
EBITDAS(1)	$(670,361)	$(839,238)	$(1,345,507)	$(2,103,131)

EBITDAS is defined as net loss before interest, taxes, depreciation, amortization, share-based compensation expense, and non-cash charges.  EBITDAS does not purport to represent net loss or net cash used in operating activities, as those terms are defined under U.S. generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company’s performance.  The Company’s definition of EBITDAS may not be comparable with similarly titled measures used by other companies.